United States
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549
__________________

FORM 8-K
__________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2011

Commission File Number 1-12803

URSTADT BIDDLE PROPERTIES INC.
(Exact Name of Registrant in its Charter)

Maryland	04-2458042
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

321 Railroad Avenue, Greenwich, CT	06830
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (203) 863-8200

N/A
(Former Name or Former address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Director

On September 15, 2011, Peter Herrick resigned from the Board of Directors of Urstadt Biddle Properties Inc. (the “Company”) and the Board’s Audit, Nominating and Corporate Governance and Executive Committees, citing personal reasons. Mr. Herrick will continue as Director Emeritus of the Company.

Appointment of Richard Grellier to Board of Directors

On September 15, 2011, the Board of Directors of the Company appointed Richard Grellier, Managing Director of Deutsche Bank Securities Inc., to the Board of Directors.  Mr. Grellier joined the Board to fill the vacancy resulting from Mr. Herrick’s resignation.

The Board has determined that Mr. Grellier is an independent director under the New York Stock Exchange listing standards and the Company’s Director Independence Standards as set forth in its Corporate Governance Guidelines.  The Board has appointed Mr. Grellier to serve on the Audit and Nominating and Corporate Governance Committees and among the Company’s Class II directors until the next annual meeting of shareholders.

From time to time, the Company has engaged Deutsche Bank to provide investment and commercial banking services and may continue to do so in the future.

A copy of the press release announcing Mr. Grellier’s appointment is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

(c) Exhibits

(99.1)  Press release dated September 16, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 19, 2011	URSTADT BIDDLE PROPERTIES INC.
(Registrant)

/s/ John T. Hayes
John T. Hayes
Senior Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit No.
99.1	Press Release dated September 16, 2011